UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2001

CILCORP Inc.
(Exact name of registrant as specified in its charter)

Illinois	1-8946	37-1169387
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

300 Liberty Street, Peoria, Illinois 61602
(Address of principal executive offices)

Registrant’s telephone number, including area code (309) 677-5230

Central Illinois Light Company
(Exact name of registrant as specified in its charter)

Illinois	1-2732	37-0211050
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

300 Liberty Street, Peoria, Illinois 61602
(Address of principal executive offices)

Registrant’s telephone number, including area code (309) 677-5230

CILCORP Inc. and Central Illinois Light Company

Item 5.  Other Events

On August 21, 2001, the Illinois Commerce Commission (ICC) approved a settlement agreement filed by CILCO on August 3, 2001, resolving 1999 and 2000 Fuel Adjustment Clause (FAC) issues.  CILCO will refund to electric customers $20.4 million plus interest accrued from August 1, 2001, of approximately $.3 million, over a six-month period beginning September 2001.  This refund will be a one-time, nonrecurring charge, and it will have a material effect upon the Company's third quarter financial statements.  In conjunction with this approval, CILCO will also file a petition with the ICC for elimination of CILCO's FAC within 21 days of the August 21 order date, as per the settlement agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CILCORP Inc.
(Registrant)

Date August 30, 2001
/s/ R. J. Sprowls
Vice President

Date August 30, 2001
/s/ T. S. Romanowski
Chief Financial Officer
And Treasurer

CENTRAL ILLINOIS LIGHT COMPANY
(Registrant)

Date August 30, 2001
/s/ R. J. Sprowls
President

Date August 30, 2001
/s/ T. S. Romanowski
Chief Financial Officer
And Treasurer